EXHIBIT 11

                              Statement Re:  Computation of Per Share Earnings

[CAPTION]
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                                             Three Months Ended          Six Months Ended
                                           ----------------------     -----------------------
                                                    June                      June
                                           ----------------------     -----------------------
                                             1999          1998          1999         1998
                                           ---------    ---------     ----------   ----------
Basic:
    Average shares outstanding:            1,767,064    1,767,064      1,767,064    1,767,064

    Net effect of the assumed exercise
    of stock options-based on the
    treasury stock method using
    average stock prices                           0            0              0            0
                                           ---------    ---------     ----------   ----------
             Total                         1,767,064    1,767,064      1,767,064    1,767,064

Net income                                 $ 594,850    $ 588,798     $1,162,483   $1,139,572
                                           =========    =========     ==========   ==========
Net income per share                       $    0.34    $    0.33     $     0.66   $     0.64
                                           =========    =========     ==========   ==========




Diluted:
    Average shares outstanding:            1,767,064    1,767,064      1,767,064    1,767,064

    Net effect of the assumed exercise
    of stock options based on the
    treasury stock method using
    average market price or period
    end market price, whichever is higher        604        2,212              0        1,981
                                           ---------    ---------     ----------   ----------
             Total                         1,767,668    1,769,276      1,767,064    1,769,045

Net income                                 $ 594,850    $ 588,798     $1,162,483   $1,139,572
                                           =========    =========     ==========   ==========
Net income per share                       $    0.34    $    0.33     $     0.66   $     0.64
                                           =========    =========     ==========   ==========







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